UNTIED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT



          Pursuant to Section 13 or 15(d) of the Exchange Act of 1934


        Date of Report (Date of earliest event reported) December 9, 1998




                       SIMMONS FIRST NATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)


            Arkansas                  0-6253                  71-0407808
(State or other jurisdiction of    (Commission             (I.R.S. employer
incorporation or organization)     file number)            identification No.)




  501 Main Street, Pine Bluff, Arkansas                          71601
(Address of principal executive offices)                       (Zip Code)





                                (870) 541-1000
            (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS.

  The following is the text of a press release issued by the registrant at 10:00 A.M. Central Standard Time on December 9, 1998:

FOR RELEASE:  Wednesday, December 9, 1998

              SIMMONS FIRST COMPLETES ACQUISITION IN WEST ARKANSAS

  Pine Bluff, AR - J. Thomas May, Chairman, President, and Chief Executive Officer of Simmons First National Corporation (SFNC) announced today the completion of the merger of American Bancshares of Arkansas, Inc. into Simmons First National Corporation. As a part of the transaction, SFNC acquires American State Bank of Charleston, which has branches in Ft. Smith, Altus, and Ozark.

  Commenting on the proposed merger, Mr. May stated, "We are excited about our affiliation with this outstanding institution and look forward to offering financial services of the Simmons First family of banks to our new customers in West Arkansas."


FOR MORE  INFORMATION CONTACT:

J. Thomas May
Chairman, President & Chief Executive Officer
Simmons First National Corporation
(870) 541-1103

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        SIMMONS FIRST NATIONAL CORPORATION




Date:   December 9, 1998                /s/ J. Thomas May
      ---------------------             --------------------------------
                                        J. Thomas May, Chairman, President &
                                        Chief Executive Officer